Exhibit 99.2

Cycurion Announces Continued Listing and Trading of its Common Stock and Warrants on NASDAQ

MCLEAN, Va., June 06, 2025 — Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a trusted leader in IT cybersecurity solutions and AI, announces continued listing and trading of its shares of common stock and warrants on NASDAQ.

On June 5, 2025, the SEC filed a Form 25 notification of removal from listing and/or registration under Section 12(b) of the Securities Exchange Act of 1934 regarding the Units previously listed and registered by Western Acquisition Ventures Corp, the predecessor company prior to the business combination with Cycurion. Cycurion’s shares of common stock and warrants continue to be listed and traded on The Nasdaq Global Market and The Nasdaq Capital Market under the symbols “CYCU” and “CYCUW”, respectively.

About Cycurion

Based in McLean, Virginia, Cycurion (Nasdaq: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare and corporate clients with a commitment to securing the digital future.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Contact:

CORE IR

investors@cycurion.com

Media Contact:

Phone: (703) 555-0123

Email: media@cycurion.com